Exhibit 10.1

September 30, 2024

Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN 37027
Attention: Chad C. White

Re:    Exchange and/or Subscription for Brookdale Senior Living Inc. Convertible Senior Notes due 2029

Ladies and Gentlemen:

Brookdale Senior Living Inc., a Delaware corporation, (the “Company”), is offering a new series of its Convertible Senior Notes due 2029 (the “New Notes”). The New Notes will be convertible into cash, shares (“Underlying Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), or a combination of cash and Underlying Shares, at the Company’s election, in accordance with the terms of the Indenture (as defined below).

The undersigned (the “Investor”) has agreed with the Company to:

(1)    exchange 2.00% Convertible Senior Notes due 2026 (CUSIP: 112463 AC8 and ISIN: US112463AC82) of the Company (the “Old Notes”) for an amount of New Notes determined as set forth herein (the “Exchange”); and/or

(2)    subscribe for and purchase from the Company New Notes for cash (the “Subscription” and, together with the Exchange and the exchange of Old Notes for New Notes pursuant to the Other Noteholder Exchange Agreements (as defined below), the “Notes Transactions”), in each case, pursuant and subject to the terms and conditions set forth in this agreement (the “Exchange/Subscription Agreement” or this “Agreement”). Contemporaneously with execution and delivery of this Agreement, the Company and certain holders of Old Notes (the “Other Noteholders” and, together with the Investor, the “Noteholders”) are entering into exchange agreements (the “Other Noteholder Exchange Agreements”) pursuant to which the Other Noteholders are exchanging Old Notes for New Notes.

The Investor understands that the New Notes are being offered and sold in the Notes Transactions without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the Notes Transactions are only being made available to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act. In connection with the Notes Transactions, the Company will enter into an Indenture, in substantially the form attached hereto as Exhibit E (the “Indenture”), on the Closing Date (as defined below) between the Company and Equiniti Trust Company, LLC, as Trustee (the “New Notes Trustee” and, together with this Agreement, the Other Noteholder Exchange Agreements, the Indenture, the New Notes and the Registration Rights Agreement, the “Transaction Documents”).

Capitalized terms used and not otherwise defined herein have the meanings assigned to such term in Section 29.

1.The Exchange. Subject to the terms and conditions of this Exchange/Subscription Agreement, the Investor hereby agrees, at the Closing, to deliver, assign and transfer to the Company all right, title and interest in the aggregate principal amount of Old Notes held by the Investor set forth opposite the Investor’s name in column 4 of Exhibit A attached hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) in exchange for New Notes having the aggregate principal amount set forth opposite the Investor’s name in column 5 of Exhibit A attached hereto (such aggregate principal amount of New Notes, the “Exchanged New Notes”), and the Company agrees to issue and deliver such Exchanged New Notes to the Investor on the Closing Date in exchange for such Exchanged Old Notes. For the avoidance of doubt, Exchanged New Notes will be issued in denominations of $1,000 principal amount and integral multiples thereof, and the Company will not make any separate cash payment in respect of any accrued and unpaid interest as of the Closing Date for the Exchanged Old Notes. The Exchanged Old Notes shall be deemed cancelled and retired.

2.The Subscription. Subject to the terms and conditions of this Exchange/Subscription Agreement, if the Investor is participating in the Subscription, the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, New Notes (the “Purchased New Notes”) having the aggregate principal amount set forth opposite the Investor’s name in column 4 of Exhibit B attached hereto, for the aggregate purchase price in cash in respect of such Purchased New Notes set forth opposite the Investor’s name in column 5 of Exhibit B attached hereto (such aggregate cash purchase price, the “Cash Purchase Price”).

3.The Closing. The closing of the Notes Transactions with respect to which the Investor is a party (the “Closing”) shall take place electronically at 10:00 AM, New York City time, on October 3, 2024, or at such other time and place as the Company and the Investor may mutually agree (the “Closing Date”); provided that the Closing Date cannot be later than October 4, 2024 without the prior written consent of the Investor.

4.Closing Mechanics.

a.The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes.

Subject to the satisfaction or waiver of the conditions specified in Section 7, at or prior to the times set forth in the Exchange/Subscription Procedures set forth in Exhibit C attached hereto (the “Exchange/Subscription Procedures”), the Investor shall:

i.if participating in the Exchange only, deliver and/or cause its prime broker to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to Equiniti Trust Company, LLC, in its capacity as trustee of the Old Notes (in such capacity, the “Old Notes Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures;

ii.if participating in both the Exchange and the Subscription: (A) deliver, and/or cause its prime broker to deliver, the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to the Old Notes Trustee, for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures and (B) transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures.

b.On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7, and (i) the receipt by the Old Notes Trustee from the Investor of the Exchanged Old Notes, if the Investor is participating in the Exchange only pursuant to clause (a)(i) above, and (ii) the receipt by the Old Notes Trustee from the Investor of the Exchanged Old Notes to be submitted for exchange by the Investor and the receipt by the Company of the Cash Purchase Price (in each case, on the Closing Date) if the Investor is participating in both the Exchange and the Subscription pursuant to clause (a)(ii) above:

i.the Company shall execute and deliver the Indenture, dated as of the Closing Date, between the Company and the New Notes Trustee;

ii.the Company shall execute, shall issue and shall cause the New Notes Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor in Exhibit D attached hereto, the Exchanged New Notes and the Purchased New Notes (if the Investor is participating in the Subscription), as the case may be; and

iii.the Company shall pay to the Investor additional consideration (the “Additional Exchange Consideration”) in an amount equal to 1.95% of the aggregate principal amount of the Exchanged New Notes and the Purchased New Notes, in cash by wire in immediately available to the account of the bank account specified therefor in Exhibit D attached hereto. Notwithstanding the foregoing, if the Investor is participating in the Subscription, it may elect to deduct the Additional Exchange Consideration (or any portion thereof) from the Cash Purchase Price, in which case the amount payable by the Investor to the Company at the Closing shall equal the Cash Purchase Price less the amount of the Additional Exchange Consideration.

c.Within one Business Day of receiving the interest payment in respect of the Exchanged Old Notes with an Interest Payment Date (as defined by the indenture governing the Old Notes) of October 15, 2024 and subject to the satisfaction of the Company’s obligations in Section 4(b) above and, for the avoidance of doubt, subject to the Investor having received such interest payment on October 15, 2024 in respect of the Exchanged Old Notes, the Investor shall pay to the Company in cash (by wire transfer of immediately available funds to an account designated by the Company) [•]1. For the avoidance of doubt, the Company acknowledges and agrees that if the Investor is the holder of the Exchanged Old Notes as of the Regular Record Date (as defined by the indenture governing the Old Notes) occurring on October 1, 2024, then the Investor shall be entitled to receive (and the Company shall cause to be paid in accordance with the indenture governing the Exchanged Old Notes) all interest payable in respect of the Exchanged Old Notes on the Interest Payment Date of October 15, 2024.

5.Representations and Warranties of the Company. The Company represents and warrants to the Investor, except, solely for purposes of the SEC Document Qualified Representations, as described in the SEC Documents filed with or furnished to the Commission after December 31, 2023 and at least five (5) Business Days prior to the date hereof (but excluding any cautionary or predictive disclosures that do not expressly relate to specific prior occurrences at the Company or any Subsidiary set forth under the headings “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature) and provided that the Non-SEC Document Qualified Representations shall not be qualified by any disclosures in the SEC Documents, as of the date hereof and as of the Closing Date, that:

a.Organization. Each of the Company and each of its Subsidiaries is duly organized and is validly existing as a corporation, limited liability company, limited partnership or other form, as applicable, and is in good standing (to the extent such concept is applicable in the relevant jurisdictions) under the laws of the jurisdiction of its incorporation, organization or formation, as applicable. Each of the Company and each of its Subsidiaries (i) has full power and authority (and all Authorizations) to (A) own its properties and conduct its business, and (B) with respect to the Company, to (x) issue the New Notes and the Underlying Shares (collectively, the “Securities”) in accordance with the Transaction Documents, (y) enter into, execute, deliver and perform its obligations under, the Transaction Documents, including, the issuance of the New Notes and the reservation for issuance of the Underlying Shares, and (z) consummate the Notes Transactions, and (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except, in each case of this Section 5(a),
1 To be the excess of (i) the interest payment received in respect of the Exchanged Old Notes on October 15, 2024 over (ii) the amount of accrued and unpaid interest as of the Closing Date.

where the failure to be so qualified, licensed or in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

b.Due Authorization. This Exchange/Subscription Agreement has been and upon the execution and delivery thereof, each other Transaction Document will be, duly authorized, executed and delivered by the Company. This Exchange/Subscription Agreement constitutes and, upon the execution and delivery thereof, each other Transaction Document (in the case of (i) the New Notes, assuming due authentication of the New Notes by the New Notes Trustee and (ii) the Indenture, assuming due authorization, execution and delivery by the New Notes Trustee thereto) will constitute, the valid and binding obligation of the Company and is (or in the case of any Transaction Document other than this Agreement will be) enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The maximum number of Underlying Shares initially issuable upon conversion of the New Notes (assuming settlement solely in shares of Common Stock and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for issuance by the Company and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights. At the Closing, the Underlying Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuances.

c.Governmental Authorizations. Except in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each of the Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (collectively, “Required Authorizations”), none of the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Required Authorizations, and all Required Authorizations are valid and in full force and effect, and (ii) no Authorization of, or registration, notice or filing with, any Governmental Authority is required for (A) the execution, delivery and performance of any of the Transaction Documents, and (B) the consummation by the Company of the Notes Transactions, except (x) for such as have already been obtained or made prior to the Closing Date that are in full force and effect, (y) pursuant to applicable federal and state securities laws, rules and regulations that are expressly contemplated by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (z) for filings expressly contemplated or required by the Transaction Documents.

d.Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Exchange/Subscription Agreement, (i) each of the offer and issuance of the Exchanged New Notes in connection with the Exchange and/or the offer, sale and issuance of the Purchased New Notes in connection with the Subscription, as the case may be, pursuant to this Exchange/Subscription Agreement is exempt from the registration requirements of the Securities Act; and (ii) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

e.New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

f.No Conflicts. The execution and delivery of the Transaction Documents and the performance by the Company of its obligations hereunder and thereunder (including the consummation of the transactions contemplated hereby and thereby, the issuance of the New Notes hereunder and under the Other Noteholder Exchange Agreements, and the issuance of the Underlying Shares under the Indenture) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of the Company or its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the Organizational Documents of the Company or any of its Subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign Governmental Authority having jurisdiction over the properties or assets of the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries taken as a whole, or a Material Adverse Effect on the performance by the Company of its obligations under any Exchange/Subscription Agreement, the indenture governing the Old Notes, the Indenture or the New Notes or the consummation of any of the transactions contemplated hereby or thereby.

g.No Default. No default or event of default under the Old Notes will exist immediately following the Closing Date or will result from the consummation of the Notes Transactions.

h.Solvency. On the Closing Date (both before and after giving effect to the Notes Transactions), each of the Company and each of its Subsidiaries (i) is Solvent and (ii) has not taken action, and, to the knowledge of the Company, no action has been taken by a third party, for the winding up, dissolution or liquidation or similar executory or judicial proceeding in respect of the Company or any of its Subsidiaries, or for the appointment of a liquidator, custodian, receiver, trustee, administrator or other similar officer for the Company or any of its Subsidiaries or any or all of their assets or revenues.

i.Exchange. The Company acknowledges that the terms of the Notes Transactions pursuant to this Agreement have been mutually negotiated between the parties.

j.Litigation. There are no legal or governmental proceedings or regulatory investigations pending or, to the knowledge of the Company, threatened (i) against the Company or any of its Subsidiaries or to which any property of the Company or any of its Subsidiaries is subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) that purports to affect or pertain to the Transaction Documents, the Notes Transactions or any other transactions contemplated hereby or thereby. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document or directing that the Notes Transactions or any other transactions provided for herein or therein not be consummated as herein or therein provided.

k.Real and Personal Property. Except in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each of the Company and each Subsidiary, as applicable, has good and marketable title in fee simple to real property owned by them, free and clear of all Liens other than Permitted Liens, and as disclosed in the SEC Documents and (ii) any buildings held under lease by the Company or any of its Subsidiaries is held by it under valid, subsisting and enforceable leases.

l.Intellectual Property. Except in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each of the Company and each of its Subsidiaries owns, licenses or otherwise has the right to use, all Material IP that is necessary for the operation of its businesses as currently conducted, (ii) all of the registered Material IP owned by the Company, or applications for such registration, are maintained in good standing (other than intentional abandonment of trademark and patent applications that are no longer deemed by Company to be material to its business as currently conducted) and, to the Company’s knowledge, such Material IP is valid and enforceable, (iii) the use by the Company and its Subsidiaries of its Intellectual Property does not infringe any Intellectual Property owned by any other Person, (iv) each of the Company and each of its Subsidiaries have not transferred ownership of, entered any agreement, or granted any exclusive license with respect to, any Material IP. The Company has not entered any agreement or license to Material IP that materially limits the right of the Company or any of the Subsidiaries to develop, license, market or sell their services or products as currently conducted or proposed to be conducted (other than any license agreement for Material IP entered into in connection with a court order, settlement, compromise or other resolution of a litigation, arbitration or other dispute). To the knowledge of the Company, other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no other Person has contested any right, title or interest of the Company or any of its Subsidiaries in, or relating to, any Intellectual Property owned by the Company or any Subsidiary. The Company further represents and warrants that (A) there are no pending (or, to the knowledge of the Company, threatened in writing) Proceedings affecting the Company or any of its Subsidiaries with respect to its Intellectual Property, (B) there is no judgment or order regarding any such claim described in subsection (A) that has been rendered by any competent Governmental Authority with respect to any of the Company’s or its Subsidiaries’ Intellectual Property, and (C) there is no settlement agreement or similar agreement that has been entered into by the Company or any of its Subsidiaries with respect to any such infringement of any Intellectual Property owned by any other Person or that would limit, cancel or question the validity of the Company’s or any of its Subsidiaries’ rights in any Intellectual Property owned by the Company or a Subsidiary, in each case of (A)-(C) other than as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

m.Taxes. All U.S. federal, state and local income and franchise and other material Tax returns required to be filed by each of the Company and each Subsidiary have been timely filed (taking into account applicable extensions) with the appropriate Governmental Authorities, and all Taxes, whether or not reflected therein, have been timely paid (taking into account applicable extensions),except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the Company or the Subsidiary (as applicable) in accordance with GAAP or to the extent that failure to file such Tax returns or pay such Taxes would not result in a Material Adverse Effect.

n.Compliance with Health Care Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each of the Company and each of its Subsidiaries is in compliance with all applicable Health Care Laws.

o.SEC Documents. Since January 1, 2023, the Company has filed, through the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto), all of the SEC Documents within the time frames prescribed by the Commission for the filing of such SEC Documents such that each filing was timely filed with the Commission. As of their respective dates, each of the SEC Documents filed on or prior to the date hereof complied, in all material respects with the requirements of the Securities Act and/or the Exchange Act (as applicable) and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents.

p.Financial Statements; Financial Condition. As of their respective dates, the consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission (including Regulation S-X) with respect thereto. Such financial statements have been prepared in accordance with GAAP (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments and absence of certain footnote disclosures), and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders equity for the periods specified. Other than (i) the liabilities assumed or created pursuant to this Agreement and the other Transaction Documents, (ii) liabilities accrued for in the latest balance sheet included in the Company’s Form 10-Q for the quarter ended June 30, 2024 (the date of such balance sheet, the “Latest Balance Sheet Date”), and (iii) liabilities incurred in the ordinary course of business consistent with past practice since the Latest Balance Sheet Date, the Company and its Subsidiaries do not have any off balance sheet obligations or other contingent obligations. Since the Latest Balance Sheet Date, (A) there has been no Material Adverse Effect or any event or circumstance that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) neither the Company nor any of its Subsidiaries has sold any material assets, or entered into any material transactions, outside of the ordinary course of business, and (C) the Company has not declared, paid or made any dividends or other distributions to holders of its Stock.

q.Accounting Controls. The Company maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that the information required to be disclosed by the Company and its Subsidiaries in the reports that they file with or submit to the Commission (A) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (B) is accumulated and communicated to the Company’s (and, to the extent applicable, its Subsidiaries’) management, including its or their principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company's internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the Exchange Act as of December 31, 2023 did not contain any material weaknesses, and there has not been any change in the Company’s internal controls that has materially affected, or is reasonably likely to have a material effect, on the Company’s internal controls.

r.Subsidiaries. (i) Each Subsidiary of the Company as of the date of filing of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2023 ("2023 Form 10-K") is set forth in Exhibit 21 to the 2023 Form 10-K, (ii) the Stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable (to the extent applicable thereto), and (iii) none of the Stock of the Company or any of its Subsidiaries constitutes Margin Stock. Other than as disclosed in the SEC documents or as would not reasonably be expected to have a Material Adverse Effect: (i) all outstanding Stock of each Subsidiary of the Company is owned, directly or indirectly, by the Company or a Subsidiary of the Company, free and clear of all Liens other than Liens in favor of secured lenders pursuant to security agreements and (ii) there are no pre-emptive rights, rights to purchase, options, warrants or other similar rights, or other understandings to which the Company or any of its Subsidiaries is a party with respect to (including any restriction on) the issuance, voting, disposition or pledge of any Stock of any such Person.

s.Shares of Stock. All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly authorized and duly and validly issued, fully paid and non-assessable and, except as would not reasonably be expected to have a Material Adverse Effect, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing. Upon the issuance in accordance with the terms of the Transaction Documents (including the New Notes), the holders of the New Notes will be entitled to the rights set forth in the New Notes. The Company has reserved from its authorized but unissued shares of Common Stock, solely for the purpose of effecting conversions of New Notes in accordance with the Indenture, a number of shares of Common Stock that reflects the full amount of the Underlying Shares issuable upon the conversion of the New Notes, without regard to any limitation or restriction on the conversion thereof. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, other than as disclosed in the SEC Documents or as a result of awards under equity incentive plans adopted by the Board of Directors and either approved by the Company’s stockholders or subject to an exception to the stockholder approval requirements pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual, there are no (i)

outstanding shares of Stock, (ii) Stock options or other Stock incentive plans, employee Stock purchase plans or other plans, programs or arrangements of the Company or any of its Subsidiaries under which Stock options, Stock or other Stock-based or Stock-linked awards are issued or issuable to officers, directors, employees, consultants or other Persons,(iii) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, any Stock of the Company or any of its Subsidiaries, (iv) agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their Stock or other securities under the Securities Act (except the Registration Rights Agreement), (v) outstanding Stock or other securities or instruments of the Company or any of its Subsidiaries that contain any redemption (mandatory or otherwise) or similar provisions, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) Stock or other securities or instruments containing anti-dilution or similar provisions that may be triggered by the issuance of securities of the Company or any of its Subsidiaries, or (vii) stock appreciation rights or “phantom stock” plans or agreements or any similar plans or agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise subject or bound. Other than as disclosed in the SEC Documents, there are no (A) stockholders’ agreements, voting agreements or similar agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise subject or bound, (B) preemptive rights or any other similar rights to which any Stock of the Company or any of its Subsidiaries is subject, or (C) any material restrictions upon the voting or transfer of any Stock of the Company or any of its Subsidiaries (other than restrictions on transfer imposed by U.S. federal and state securities laws). The Company has received all required consents of its equity holders, warrant holders and other security holders to waive any applicable anti-dilution provision or other adjustment of any other class or series of Stock of the Company and of any outstanding warrants or Convertible Securities, if any, that would otherwise be triggered by reason of the issuance of the Securities. The issuance and delivery of the New Notes does not and, assuming full conversion of the New Notes the issuance of the Underlying Shares will not: (x) require approval from any Governmental Authority; (y) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investor); and (C) result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under, and will not result in any other adjustments (automatic or otherwise) under, any securities of the Company. The Company has filed with the Commission correct and complete copies of the Company’s Organizational Documents and any amendments, restatements, supplements or modifications thereto, and all other documents, agreements and instruments containing the terms of all Stock and other securities of the Company, including Stock convertible into, or exercisable or exchangeable for, Common Stock or other Stock of the Company or any of its Subsidiaries, and the material rights of the holders thereof in respect thereto.

t.Environmental Matters. Except as described in the SEC Documents or would not, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-

up or remediation, or an action, suit or proceeding by any private party or Governmental Authority, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

u.Investment Company Act. None of the Company, any Person controlling the Company or any Subsidiary of the Company is (i) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (“Investment Company Act”), or otherwise registered or required to be registered under, or subject to restrictions imposed, by the Investment Company Act, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

v.Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

w.Disclosure. None of the SEC Documents, as of the date of such filings, omitted any statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

x.No Unlawful Payments. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

y.Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

z.No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, or to the knowledge of the Company any directors, officers or employees, any agent, or controlled Affiliate of the Company or any of its Subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State (“OFAC”) and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine, Burma/Myanmar, Cuba, Iran, North Korea, Sudan (each, a “Sanctioned Country”). For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

aa.Securities Law and Principal Market Matters.

i.The Company and its Subsidiaries are in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

ii.The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act. The Company is a “Well-Known Seasoned Issuer” as defined in Rule 405 under the Securities Act and is eligible to register the Underlying Shares for resale by the holders thereof on a registration statement on Form S-3ASR under the Securities Act. The Commission has never issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

iii.Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer, sale or exchange, or issuance of the Securities.

iv.Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any Stock or other securities, or solicited or will solicit any offers to buy any Stock or other securities, under circumstances that would require registration of any of the New Notes under the Securities Act or cause the Notes Transaction to be integrated with any other offerings by the Company for purposes of any applicable stockholder approval provisions of the Principal Market or any other authority.

v.The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Company nor any of its Subsidiaries has taken any action designed to terminate, or that is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act; nor has the Company or any of its Subsidiaries received any notification that the Commission is contemplating terminating such registration.

vi.The Company has not, and, to the knowledge of the Company, none of its respective officers, directors or Affiliates and anyone acting on any such Person’s behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of the Common Stock of any other security of the Company to facilitate the sale or resale of any of the Securities.

vii.(A) Since October 11, 2005, the Common Stock has approved for listing or designated for quotation, as applicable, on the Principal Market, (B) since January 1, 2024, trading in the Common Stock has not been suspended by the Commission or the Principal Market, and (C) neither the Company nor any of its Subsidiaries has received any communication, written or oral, from the Commission or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market. The Notes Transactions,

and the other transactions contemplated by this Agreement and the other Transaction Documents, do not contravene, or require stockholder approval pursuant to, the rules and regulations of the Principal Market.

viii.The New Notes will be, on or prior to the Closing Date, and the Common Stock is (and as of the Closing Date will be) eligible for clearing through the DTC, through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the New Notes. The New Notes Trustee and the Company’s transfer agent, are participants in, and the New Notes and Common Stock are eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time since January 1, 2024, been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

bb. Rights Agreement. The Company has not adopted a stockholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of the Common Stock or a change in control of the Company.

cc. Brokers Fees. Other than any fees to be paid to J. Wood Capital Advisors LLC as financial advisor to the Company (the “Financial Advisor”), there are no fees, costs, expenses and commissions of any placement agent, broker or financial adviser relating to or arising out of the transactions contemplated by the Transaction Documents that will be payable by the Company or any of its Affiliates with respect to the Notes Transactions.

dd. Acquisition Agreements. The acquisition agreements described in the Press Release (as defined below) have been entered into by the parties thereto and in full force and effect.

6.Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company that:

a.The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

b.If the Investor is participating in the Exchange, the Investor has all requisite corporate, limited partnership, limited liability company or other applicable entity power and authority to deliver, assign and transfer the Exchanged Old Notes in exchange for the Exchanged New Notes pursuant to this Agreement and to enter into this Exchange/Subscription Agreement and perform all obligations required to be performed by the Investor hereunder. This Agreement, when executed and delivered, has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor and any other Investor, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

c.The Investor is the current beneficial owner of (or otherwise has sole discretionary management authority with respect to) the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all Liens, adverse claims, rights or proxies, other than restrictions on transfer and resale under federal, state and/or foreign securities laws.

d.Participation in the Notes Transactions will not contravene (i) any law, rule, regulation or governmental or judicial decrees, injunctions or orders binding on the Investor or any investment guideline or restriction applicable to the Investor, (ii) the Organizational Documents of the Investor or (iii) any agreement or instrument to which the Investor is a party or by which the Investor or any of its respective assets are bound, in the cases of clauses (i) and (iii), except as would not reasonably be expected to materially and adversely affect such Investor’s ability to perform its obligations under the Transaction Documents or consummate the Exchange and Subscription on a timely basis.

e.The Investor is a resident of the jurisdiction set forth in Exhibit D attached hereto and, unless otherwise set out in Exhibit A or Exhibit B attached hereto, as applicable, is not acquiring the Exchanged New Notes or the Purchased New Notes as a nominee or agent or otherwise for any other Person.

f.The Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor purchases or acquires New Notes pursuant to the Exchange or Subscription, and will obtain any consent, approval or permission, as required for such purchase or acquisition under the laws and regulations of such jurisdiction.

g.Without in any way limiting Investor’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Agreement or any of the other Transactions Document, the Investor has received a copy of the Transaction Documents. The Investor acknowledges that: (i) no person has been authorized to give any information or to make any representation concerning the Notes Transactions or the Company or any of its Subsidiaries, other than as contained in this Agreement or the Transaction Documents or in the information given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its Subsidiaries and the terms of the Notes Transactions, and (ii) the Company and its Subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor. The Investor hereby acknowledges that the Financial Advisor does not take any responsibility for, and can provide no assurance as to the reliability of, the information set forth in the Transaction Documents or any such other information provided or deemed provided to the Investor by the Company.

h.The Investor understands and accepts that acquiring the New Notes in the Notes Transactions involves risks. The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of the Notes Transactions and an investment in the New Notes. With the assistance of its own professional advisors (to the extent the Investor has deemed appropriate), the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Notes Transactions and this Agreement. The Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the New Notes. The Investor understands that it should consult with its own tax advisors, and the Investor is not relying on the Company, any Subsidiary or the Financial Advisor for tax or legal advice, in order to determine the U.S. federal, state and local tax consequences of the Exchange (if participating in the Exchange) as well as the ownership and disposition of the New Notes, in light of the Investor's particular circumstances.

i.The Investor confirms that it is not relying on any communication (written or oral) of the Company or the Financial Advisor or any of their respective agents or Affiliates as investment advice or as a recommendation to participate in the Notes Transactions and receive the New Notes pursuant to the terms hereof. It is understood that information provided in the Transaction Documents, or by the Company or the Financial Advisor or any of their respective agents or Affiliates, shall not be considered investment advice or a recommendation with respect to the Notes Transactions, and that none of the Company, the Financial Advisor or any of their respective agents or Affiliates is acting or has acted as an advisor to the Investor in deciding whether to participate in the Notes Transactions.

j.The Investor confirms that neither the Company nor the Financial Advisor has (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (ii) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the Notes Transactions, the Investor is not relying on the advice or recommendations of the Company or the Financial Advisor, and the Investor has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor.

k.The Investor is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor is familiar with the business and financial condition and operations of the Company and its Subsidiaries and has conducted its own investigation of the Company and its Subsidiaries and the New Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor has had access to the Company filings with the Commission and such other information concerning the Company and its Subsidiaries and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the Notes Transactions. The Investor has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor deems necessary to enable it to make an informed investment decision concerning the Notes Transactions and the New Notes. However, notwithstanding anything to the contrary contained herein, neither the Investor’s review or inquiries in respect of the New Notes or the Company, nor any due diligence investigation conducted by the Investor or any of the Investor’s professional advisors, nor anything else contained herein, shall modify, limit or otherwise affect Investor’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Agreement or any of the other Transactions Document.

l.The Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

m.The Investor is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Prior to the Closing, the Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Notes Transactions.

n.The Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

o.The Investor is acquiring the New Notes solely for the Investor’s own beneficial account, or for an account with respect to which the Investor exercises sole investment discretion, and not with a view to, or for resale in connection with, any distribution of the New Notes in violation of the Securities Act; provided, however, that by making the representations herein the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Securities at any time pursuant to an effective registration statement under, or an exemption from the registration requirements of, the Securities Act. The Investor understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the accuracy of the representations made by the Investor in this Agreement.

p.The Investor understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s participation in the Notes Transactions meets the requirements for the exemptions referenced in Section 6(o) above. In addition, the Investor acknowledges and agrees that any hedging transactions engaged in by the Investor after such Investor was wall crossed and prior to filing of the Announcing Form 8-K (as defined below) in connection with the issuance and sale of the New Notes have been and will be conducted in compliance with the Securities Act and the rules and regulations promulgated thereunder.

q.The Investor acknowledges that the Securities have not been registered under the Securities Act. As a result, the New Notes, and if converted to Underlying Shares, the Underlying Shares, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons, except pursuant to an effective registration statement (including a registration statement contemplated by the Registration Rights Agreement) or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture (including, but not limited to, Section 2 thereof), and the Investor hereby agrees that it will not sell the Securities other than in compliance with such transfer restrictions. Further, the Investor acknowledges that the New Notes and if converted to the Underlying Shares, the Underlying Shares may carry a restrictive legend and will be designated with a restricted CUSIP number until such time as the restrictive legend can be removed, except as otherwise provided in the Registration Rights Agreement.

r.The Investor acknowledges that the terms of the Notes Transactions pursuant to this Agreement have been mutually negotiated between the Investor, and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Notes Transactions on behalf of itself.

s.The Investor understands that, unless the Investor notifies the Company in writing to the contrary prior to the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

t.The participation in the Notes Transactions by the Investor was not conditioned by the Company on the Investor’s exchange of a minimum principal amount of Exchanged Old Notes. The Investor’s participation in the Notes Transactions was not conditioned upon a minimum aggregate principal amount of New Notes issued for cash in the Subscription.

u.The Investor acknowledges that it had a sufficient amount of time to consider whether to participate in the Notes Transactions and that neither the Company nor the Financial Advisor has placed any pressure on the Investor to respond to the opportunity to participate in the Notes Transactions. The Investor acknowledges that it did not become aware of the Notes Transactions through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

v.The operations of the Investor have been conducted in material compliance with the rules and regulations administered or conducted by OFAC, FCPA and the Anti-Money Laundering Laws. The Investor has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked Persons administered by OFAC, resident in or organized under the laws of a country that is the subject of Sanctions, are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or Anti-Money Laundering Laws and regulations.

w.Either:

i.The Investor is a “United States person” (as defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended (the “Code”)); or

ii.In the case the Investor is not a “United States person” (as defined in Section 7701(a)(30) of the Code):

1.The Old Notes being exchanged by the Investor pursuant to this Agreement are eligible for the exception from withholding under Section 1445 of the Code pursuant to U.S. Treasury Regulations Section 1.1445-2(c)(2).

2.On each date on which the Investor acquired any Old Notes (each, a “Relevant Date”), the fair market value of the Old Notes acquired on the Relevant Date, plus the fair market value, as of the applicable Relevant Date, of any other Old Notes or Common Stock held by the Investor and any related Persons, did not exceed the fair market value, on the applicable Relevant Date, of five percent (5%) of the total shares of Common Stock outstanding on the Relevant Date (the “Five Percent Threshold”).

3.The Investor (or any related Persons) has not acquired any interest (within the meaning of Section 897(c)(1)(A)(ii) of the Code) in the Company (other than Common Stock, Old Notes, or “interests solely as a creditor” within the meaning of Section 897(c)(1)(A)(ii)) of the Code) with a principal purpose of preventing the value of any interest in the Company (other than “interests solely as a creditor”) held by the Investor (and any related Persons) from exceeding the Five Percent Threshold.

4.No Person related to the Investor (other than another Investor) owns or has owned Old Notes.

iii.For purposes of the representations in Section 6(x)(ii), two parties are “related” if they are “related” within the meaning of U.S. Treasury Regulations Section 1.897-1(i) or Section 1.897-9T(b).

7.Conditions to Obligations of the Investor and the Company.

a.The obligations of the Investor to deliver the Exchanged Old Notes (if applicable) and the Cash Purchase Price (if applicable) shall be subject to the satisfaction or waiver by the Investor of the following conditions on or prior to the Closing Date:

i.Representations and Warranties. The representations and warranties of the Company contained in Section 5 shall be true and correct in all material respects (other than the representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall true and correct in all respects) on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, and the Company shall have performed all applicable covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

ii.No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the Notes Transactions; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the Notes Transactions, including, but not limited to, the issuance of the New Notes pursuant thereto.

iii.Legal Opinion. The Investor shall have received a customary legal opinion from Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Company, in the form of Exhibit G attached hereto.

iv.Officer’s Certificate. The Investor shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Investor (or its counsel) (A) confirming that such officer has carefully reviewed the Transaction Documents and, to the knowledge of such officer, all representations and warranties made by the Company and set forth in this Agreement are true and correct as of the Closing Date, and (B) that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

v.Secretary’s Certificate. With respect to the Indenture, the Investor shall have received:

vi.Good Standing. The Investor shall have received on the date hereof and as of the Closing Date satisfactory evidence of the good standing of the Company and certain of its Subsidiaries, as mutually agreed upon by the parties, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Investors may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

vii.Transaction Documents. The Indenture, in substantially the same form as the draft attached hereto as Exhibit E, the Registration Rights Agreement, in substantially the same form as the draft attached hereto as Exhibit F, and each of the other Transaction Documents shall have been validly entered into by, and be binding upon, all parties thereto (including, but not limited to, the Company and the New Notes Trustee, as applicable) and shall be in full force and effect, and the Investor shall have received evidence reasonably satisfactory to the Investor to such effect.

viii.DTC. The New Notes shall be eligible for clearance and settlement through DTC.

b.The obligation of the Company to deliver the New Notes to be issued by it on the Closing Date to the Investor shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

i.The representations and warranties of the Investor contained in Section 6 shall be true and correct in all material respects (other than the representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall true and correct in all respects) on the date hereof and on and as of the

Closing Date, and such Investor shall have performed all applicable covenants and agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date.

ii.No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the consummation of the Notes Transactions; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the consummation of the Transactions, including the issuance of the New Notes pursuant thereto.

8.Agreements of the Company.

a.Reservation of Shares. From and after the date hereof, the Company shall at all times reserve and keep available (free of preemptive or similar rights) from its authorized but unissued shares of Common Stock, solely for the purpose of effecting conversions of the New Notes in accordance with the Indenture, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the entire amount of the New Notes convertible under the Indenture (without giving effect to the Conversion Share Cap or any other restriction or limitation on conversion or exercise contained in the Indenture); and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire amount of the New Notes convertible under the Indenture (without giving effect to the Conversion Share Cap or any other restriction or limitation on conversion or exercise contained in the Indenture), the Company will use reasonable best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to at least such number of shares as shall be sufficient for such purpose.

b.Certain Stockholders' Rights Plans. If at any time any New Notes remain outstanding, the Company adopts any poison pill or similar anti-takeover agreement or plan, the Company shall take such actions as shall be necessary such that the Investor shall not be deemed to hold a number of shares in excess of the requisite percentage set forth in such plan to the extent resulting from the Investor’s beneficial ownership of the shares of Common Stock issuable upon conversion of the New Notes.

c.Listing. The Company shall submit a supplemental listing application to the New York Stock Exchange for the listing of the Underlying Shares, and shall take all necessary action to cause the Underlying Shares to be approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

d.Disclosure; No MNPI.

i.At or prior to 8:30 a.m. (New York City time) on the date of this Agreement, the Company shall file with the Commission a Form 8-K describing the material terms of the Transaction Documents and the Notes Transactions, including filing as exhibits to such Form 8-K this Agreement, the form Indenture (including the form of New Notes), the form Registration Rights Agreement and furnishing as an exhibit to such Form 8-K the press release (the “Press Release”), substantially in the form furnished to the Investor prior to the date hereof, announcing the execution of this Agreement and the acquisition transactions described therein, in each case without redaction (such Form 8-K, the “Announcing Form 8-K”), in the form last provided to the Investor on or prior to the date hereof. Notwithstanding the foregoing, the Company shall not (and the Company shall not permit any of its Affiliates to) issue any press releases or any other public statements with respect to the transactions contemplated by any Transaction

Document disclosing the name of the Investor or any of its Affiliates without the Investor’s prior consent; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith (which, for the avoidance of doubt, shall include filing signature pages and any other portions of the Transaction Documents filed as exhibits to the Announcing Form 8-K) and (B) as is required by Applicable Laws (provided that the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

ii.No later than 5:30 p.m. on the earlier of the first Business Day following (A) the Closing Date and (B) the date of any termination of this Agreement, the Company shall file with the Commission a Form 8-K disclosing the occurrence of the Closing Date and the consummation of the Notes Transactions or, if applicable, disclosing such termination of this Agreement (the “Closing Form 8-K”).

iii.Upon the filing of the Announcing Form 8-K, the Company and its Subsidiaries shall have publicly disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries, their securities, any of their Affiliates or any other Person (“MNPI”) provided or made available to the Investor or any of its Affiliates, attorneys, agents or representatives by the Company or any of its Subsidiaries or any of its employees, officers, directors (or equivalent Persons), attorneys, agents or representatives on or prior to the Closing Date. The Company and its Subsidiaries shall not, and shall cause each of their employees, officers, directors (or equivalent Persons), Affiliates, attorneys, agents and representatives to not, provide any Investor or any of its Affiliates, attorneys, agents or representatives with any MNPI from and after the filing of the Announcing Form 8-K with the Commission without the express prior written consent of the Investor.

iv.The Company hereby acknowledges and agrees that, following the filing of the Announcing Form 8-K, the Investor (nor any of the Investor’s Affiliates, attorneys, agents or representatives) shall not have any duty of trust or confidence (including any obligation under any confidentiality or non-disclosure agreement entered into between the Investor and the Company prior to the date of the Closing Form 8-K) or contractual obligation not to trade in the Common Stock or any other securities of the Company. The Company understands and acknowledges that the Investor, its Affiliates and Persons acting on their behalf will rely on the representations, warranties, covenants, provisions and agreements set forth in this Section 8(d) in effecting transactions in the Securities and other securities of the Company and of other Persons.

v.Notwithstanding anything to the contrary contained herein or in any Transaction Document, with respect to the Investor, the provisions of this Section 8(c) shall survive the settlement and consummation of the Notes Transactions, the repayment or other satisfaction of the obligations under the Indenture, the termination of the Indenture and thereafter for so long as the Investor holds any Securities.

e.Use of Proceeds. The Company will use the proceeds from the Subscription to fund acquisitions and for general corporate purposes.

9.Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions to the Company substantially in the form of Exhibit D attached hereto.

10.Financial Advisor Fee. The Company and the Investor acknowledge that the Company intends to pay an advisory fee to the Financial Advisor.

11.Waiver, Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

12.Assignability. No party hereunder may assign its rights or obligations hereunder without, in the case of the Investor, the consent of the Company, and in the case of the Company, the consent of the Investor, except that the Investor may, without the consent of the Company, assign its rights hereunder to any Related Fund (as defined below) of the Investor and/or to any assignee or transferee of the Securities; provided, that no such assignment shall relieve the Investor of its obligations hereunder. “Related Fund” of the Investor means any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor.

13.Taxation

a.The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required (as determined by the Company in good faith) to be deducted or withheld under applicable law. Without limiting the generality of the foregoing, in the event that the Investor (i) is a “United States person” (as defined in Section 7701(a)(30) of the Code), the Investor shall deliver to the Company (or its designated agent), at least one (1) business day prior to Closing, an accurately completed and duly executed IRS Form W-9 (or any successor form) certifying that the Investor is exempt from backup withholding or (ii) is not a “United States person” (as defined in Section 7701(a)(30) of the Code), the Investor shall deliver to the Company (or its designated agent), at least one (1) business day prior to Closing, either (A) in the case of the Investor, which is the beneficial owner of the Exchanged New Notes or the Purchased New Notes, an accurately completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form), establishing an exemption from withholding under Sections 1471 to 1474 of the Code and either (x) properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States or (y) together with a Form of Tax Certificate, substantially in the form of Exhibit D-1 attached hereto or (B) in the case of the Investor, which is not the beneficial owner of the Exchanged New Notes or the Purchased New Notes, (x) an accurately completed and duly executed IRS Form W-8IMY (or any successor form) accompanied by one of the following forms from each of its partners/members: (a) an IRS Form W-9 (or any successor form), or (b) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), establishing an exemption from withholding under Sections 1471 to 1474 of the Code and properly establishing an exemption from or reduction in U.S. federal withholding under the “interest” provision of a tax treaty with the United States (or else such partner/member shall have provided a Form of Tax Certificate, substantially in the form of Exhibit D-2 attached hereto (or, if such partner/member is not the beneficial owner of the Exchanged New Notes or the Purchased New Notes, an IRS Form W-8IMY (or any successor form) together with the foregoing from each of its partners/members)). To the extent any amounts are withheld and remitted to the appropriate taxing authority (including, for the avoidance of doubt, due to the failure of the Investor), to comply with the obligations set forth in this Section 13), such amounts shall be treated for all purposes of this Agreement as having been paid to the Investor, to whom such amounts otherwise would have been paid. Any forms, certificates and other documents required to be delivered to the Company pursuant to this Section 13 shall be delivered in accordance with Section 21; provided that such communication shall be made via electronic mail.

b. For U.S. federal income tax purposes, the Company intends to treat (1) any exchange of Old Notes for New Notes pursuant to this Agreement as a “recapitalization” described in section 368(a)(1)(E) of the Code and (2) in connection with the recapitalization, the Additional Exchange Consideration and any amount described in Code Section 356(d)(2)(B) as “boot” payable to the Investor. For the avoidance of doubt, no portion of the Additional Exchange Consideration is being paid in exchange for services.

14.Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE/SUBSCRIPTION AGREEMENT.

15.Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

16.Submission to Jurisdiction. Each of the Company and the Investor (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York, or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17.Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 16. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

18.Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 21. Nothing in this Exchange/Subscription Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

19.Section and Other Headings. The section and other headings contained in this Exchange/Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Exchange/Subscription Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires, (a) all references to Sections or Exhibits are to Sections or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the use of the word “include”, “includes” and “including” in this Agreement shall be by way of example rather than limitation, and (d) the word “or” is not exclusive (i.e., “or” shall mean “and/or”).

20.Counterparts. This Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Exchange/Subscription Agreement (whether executed manually or by way of a digital signature as described herein this Section 20) by facsimile or other electronic transmission (e.g., email of a “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

21.Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor, the address provided on Exhibit D attached hereto (or such other address as either party shall have specified by notice in writing to the other):

If to the Company prior to September 30, 2024:	Brookdale Senior Living Inc. 111 Westwood Place, Suite 400 Brentwood, TN 37027 Attention: General Counsel Email: CWhite@brookdale.com

If to the Company on and after September 30, 2024:	Brookdale Senior Living Inc. 105 Westwood Place, Suite 400 Brentwood, TN 37027 Attention: General Counsel Email: CWhite@brookdale.com

22.Binding Effect. The provisions of this Exchange/Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

23.Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor contained in this Agreement to be false or incorrect in any material respect.

24.Reliance by Financial Advisor. The Financial Advisor may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof (including, without limitation, in any officer’s certificate delivered pursuant to the terms hereof) with the same force and effect as if such representation or warranty were made directly to the Financial Advisor. The Financial Advisor shall be a third party beneficiary to this Exchange/Subscription Agreement to the extent provided in this Section 24.

25.Severability. If any term or provision (in whole or in part) of this Exchange/Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Exchange/Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

26.Termination. In the event that the Notes Transactions shall not have occurred with respect to the Investor on or before October 4, 2024 due to the Company’s or the Investor’s failure to satisfy any of the conditions required to be satisfied by it in Section 7 (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date. This Agreement may be terminated in the absolute discretion of the Investor and as to the Investor on an individual basis, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (a) trading generally shall have been suspended or materially limited on the Principal Market, (b) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market, or (c) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities.

27.Nature of Obligations and Rights of the Investor.

a.The respective obligations of the Investor under this Agreement and the Transaction Documents are several and not joint with the obligations of any other Investor or Noteholder, and no Noteholder shall be responsible in any way for the performance of the obligations of any other Noteholder under the Transaction Documents. Nothing contained herein or in any other Transaction Document, and no action taken by the Noteholders pursuant thereto, shall be deemed to constitute the Noteholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and any other Noteholders are in any way acting in concert or as a group with respect to such obligations or any of the Notes Transactions or any other transactions contemplated by the Transaction Documents. Except as otherwise provided in the Transaction Documents, the Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of the Transaction Documents, and it shall not be necessary for any other Noteholder to be joined as an additional party in any proceeding for such purpose. The decision of the Investor to acquire the New Notes in connection with the Notes Transactions has been made by the Investor, independently of any other Noteholder. The Investor acknowledges that no other Noteholder has acted as agent for the Investor in connection with making its investment hereunder and that the Investor will not be acting as agent of the Noteholders in connection with monitoring its investment in the New Notes, or enforcing its rights under this Agreement or any other Transaction Document. The Company acknowledges that the Investor has been provided with the same Indenture for the purpose of closing a transaction and not because it was required or requested to do so by any Noteholder.

b.The Company acknowledges and agrees that (a) the Investor is acting at arm’s length from any other Noteholder with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (b) the Investor will not, by virtue of this Agreement or any of the other Transaction Documents or any transaction contemplated hereby or thereby, be or otherwise is an Affiliate of, or have any agency, tenancy or joint venture relationship with, the Company, (c) the Investor has not acted, or is or will be acting, as a financial advisor to, or fiduciary (or in any similar capacity) of, or has any fiduciary or similar duty to, the Company with respect to, or in connection with, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and the Company agrees not to assert, and hereby waives, to the fullest extent permitted under Applicable Law, any claim that the Investor has any fiduciary duty to the Company, (d) any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s performance of its obligations hereunder and thereunder (including, in the case the Investor, its acquisition of the New Notes), and (e) the Company’s decision to enter into the Transaction Documents have been based solely on the independent evaluation by the Company and its representatives.

c.The Company acknowledges and agrees that the Investor has not been asked to agree, and the Investor has not agreed, to desist from purchasing or selling, long and/or short, Stock or other securities of the Company, or “derivative” securities or Stock based on Stock or other securities issued by the Company or to hold the New Notes for any specified term; and the Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further acknowledges and agrees that (a) the Investor may engage in hedging and/or trading activities at various times during the period that the New Notes are outstanding, (b) such hedging and/or trading activities, if any, can reduce the value of the shares of Common Stock or other Stock held by the existing holders of shares of Common Stock or other Stock of the Company, both at and after the time the hedging and/or trading activities are being conducted, (c) any such hedging and/or trading activities shall not constitute a breach of any Transaction Document or affect any of the rights of the Investor under any Transaction Document, and (d) the obligations under the Indenture are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or any of its Subsidiaries may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

28.Entire Agreement. This Agreement, together with the other Transaction Documents and the Expense Reimbursement Agreement, constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Investors and the Company with respect to the subject matter hereof and thereof; provided, however, that the reference to $250,000 in the Expense Reimbursement Agreement shall hereby be deemed amended to refer to $300,000.

29.Definitions. Wherever used in this Agreement or related exhibits, unless the context otherwise requires, the following terms have the meanings assigned to such terms in this Section 29. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such Person.
“Applicable Laws” means, with respect to any Person, the common law and any federal, provincial, state, territorial, local, foreign, multinational or international laws, statutes, codes, treaties, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees or settlement agreements (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, including all Health Care Laws, in each case having the force of law and, in each case, that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Authorizations” means, with respect to any Person, any permits, approvals, authorizations, licenses, registrations, certificates, clearances, concessions, grants, franchises, variances or permissions from, and any other contractual obligations with, any Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and any supplements or amendments with respect to the foregoing.
“Board of Directors” means the Company’s board of directors.
“Commission” means the U.S. Securities and Exchange Commission.
“Convertible Securities” means warrants, options, evidence of indebtedness, shares of stock or other securities that are convertible into or exercisable or exchangeable for, and subscription or similar rights that entitle the holder to purchase or subscribe for, shares of Common Stock or other Convertible Securities, in each case, with or without payment of additional consideration, either immediately or upon the arrival of a specified date or the happening of a specified event.
“Copyrights” means, collectively, all of the following: all copyrights, rights and interests in copyrights, works of authorship, unregistered copyright rights, copyright registrations and copyright applications.
“Expense Reimbursement Agreement” means that certain expense reimbursement agreement, by and between the Company and an Affiliate of the Investor, dated as of September 15, 2024.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any entity succeeding to any of its principal functions.
“FDA” means the United States Food and Drug Administration or any successor entity.
“GAAP” means generally accepted accounting principles in the United States consistently applied, as are in effect from time to time.
“Governmental Authority” means any federal, state, foreign or international government, regulatory or administrative agency, any state or other political subdivision thereof having jurisdiction over the Company or any Subsidiary of the Company, any central bank (or similar monetary or regulatory authority) thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For the avoidance of doubt, Governmental Authority shall include the Commission, the Principal Market, the Financial Industry Regulatory Authority and any agency, branch or other governmental body, entity or panel charged with the responsibility and/or vested with the authority to administer and/or enforce any Health Care Laws, including any Medicare or Medicaid administrators, contractors, intermediaries or carriers.
“Governmental Payor” means Medicare, Medicaid, TRICARE, CHAMPVA, any state health plan adopted pursuant to Title XIX of the Social Security Act, any other state or federal health care program and any other Governmental Authority that presently or in the future maintains a Third Party Payor Program.
“Health Care Laws” means all Applicable Laws relating to the provision and/or administration of, and/or payment for, health care services, items and supplies including Applicable Laws related to: (a) fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act 18 U.S.C. § 287, the False Statements Relating to Health Care Matters Act (18 U.S.C. § 1035), the Health Care Fraud Act (18 U.S.C. § 1347), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the Anti-Kickback Act of 1986 (41 U.S.C. §§ 51-58), the Laws regarding Exclusion and Civil Monetary Penalties (42 U.S.C. §§ 1320a-7, 1320a-7a and 1320a-7b), and any state, commonwealth or local laws similar to any of the foregoing; (b) Governmental Payors; (c) billing, coding or the submission or payment of claims or collection of accounts receivable or refund of overpayments; (d) HIPAA; (e) state kickback, false claims, or self-referral prohibitions; (f) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), to the extent such provisions are currently enforced by the FDA pursuant to its policy of enforcement discretion with regard to laboratory developed tests, and any related state laws and regulations; (g) the Clinical Laboratory Improvement Amendments and the regulations promulgated thereunder and similar state laws; (h) laws and regulations regulating the generation, transportation, treatment, storage, disposal and other handling of medical or radioactive waste; and (i) any and all other applicable health care laws and regulations, and enforceable guidance having the force of law, as each of clauses (a) through (i) may be amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated thereunder from time to time.
“HIPAA” means the (a) Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any federal, state and local laws regulating the privacy and/or security of individually identifiable health information, including, state laws providing for notification of breach of privacy or security of individually identifiable health information, in each case with respect to the Applicable Laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.
“Intellectual Property” means, collectively, in the United States and all countries or jurisdictions foreign thereto, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, (b) all Trademarks, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all Copyrights in any work and all moral rights associated therewith, (d) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, methods, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all websites, social media accounts (including login credentials), Internet Domain Names, computer software and firmware (including source code, executable code, data, databases, user interfaces and related documentation) (collectively, “Software”), (f) all other proprietary and intellectual property rights, (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (viii) the exclusive right to use, display, reproduce, and create derivative works based on any of the foregoing and (ix) all IP Ancillary Rights relating thereto.
“Internet Domain Name” means all right, title and interest arising under any law or regulation in or relating to internet domain names.
"knowledge of the Company” (or similar language) means the knowledge of the executive officers and directors of the Company.
“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all applications, registrations, and renewals of such Intellectual Property and all income, royalties, damages, payments, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, and whether direct, indirect, contingent, consequential, actual, punitive, treble or otherwise.
“Lien” means any lien, pledge, preferential arrangement, mortgage, security interest, deed of trust, charge, assignment, hypothecation, title retention or other encumbrance on or with respect to property or interest in property having the practical effect of constituting a security interest.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (b) the legality, validity, binding effect or enforceability of any provision of any Transaction Document, or (c) the ability of the Company to perform its obligations under any Transaction Document as and when due.
“Material IP” means all Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, whether currently owned or licensed, or acquired, developed or otherwise licensed or obtained after the date hereof.
“Medicaid” means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 U.S.C. 1396 et seq.) and any statutes succeeding thereto.
“Medicare” means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. 1395 et seq.) and any statutes succeeding thereto.

“Non-SEC Document Qualified Representations” means the representations and warranties made by the Company other than the SEC Document Qualified Representations.
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
“Organizational Documents” means (a) for any corporation, the certificate or articles of incorporation, memorandum and/or articles of association, the bylaws, the constitution, any certificate of designation or instrument relating to the rights of holders or preferred stock of such corporation, and any shareholder agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating or limited liability company agreement and articles or certificate of formation or (d) for any other entity, any other document setting forth the manner of election or duties of the officers, directors, managers or other similar or equivalent persons or Persons, or the designation, amount or relative rights, limitations and preference of the Stock of such entity.
“Patents” means, collectively, all of the following: (a) all letters patent and pending applications for patents of the United States and all countries and jurisdictions foreign thereto; and (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.
“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Permitted Liens” means taxes not yet delinquent or that are being contested in good faith.
“Principal Market” means the New York Stock Exchange.
“Proceeding” means any investigation, inquiry, litigation, review, hearing, suit, claim, audit, arbitration, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.
“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by the Company or any Subsidiary.
“Registration Rights Agreement” means a Registration Rights Agreement to be entered into by the Company and the Noteholders in substantially the form attached hereto as Exhibit F.
“SEC Documents” means all annual, quarterly and current reports, proxy statements, registration statements, prospectuses and other material schedules, forms, statements and other material documents filed with or to be filed with the Commission by the Company or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act since January 1, 2023 (including all financial statements and schedules included therein, all exhibits thereto and all documents incorporated by reference therein).
“SEC Document Qualified Representations” means the representations and warranties made by the Company in Sections 5(j), 5(k), 5(l), 5(m), 5(n), 5(q), 5(r), 5(s) and 5(t).
“Solvent” means, with respect to any Person, as of any date of determination, that, as of such date, (a) the value of the assets of such Person and its Subsidiaries, taken as a whole (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person and its Subsidiaries, taken as a whole, (b) such Person and its Subsidiaries are able to pay all liabilities of such Person and its Subsidiaries as such liabilities mature and (c) such Person and its Subsidiaries, taken as a whole, do not have unreasonably small capital in relation to such Person’s and its Subsidiaries’ business as contemplated as of such date. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Stock” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests (or units thereof), joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting; and (b) all securities convertible into or exchangeable for any other Stock and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any other Stock, whether or not presently convertible, exchangeable or exercisable; provided that the Old Notes and the New Notes shall not constitute Stock.
“Subsidiary” means, a "significant subsidiary" of the Company as such term is defined in Rule 1-02 of Regulation S-X.
“Taxes” means all present or future taxes, levies, imposts, stamp or other duties, deductions, charges or withholdings imposed by a Governmental Authority, together with any interest, additions to tax, or penalties applicable thereto.
“Third Party Payor” means any Governmental Payor, private insurers, managed care plans, and any other Person that presently or in the future maintains Third Party Payor Programs.
“Third Party Payor Programs” means all payment or reimbursement programs sponsored or maintained by any Third Party Payor.
“Trademarks” means, in the United States and all countries and jurisdictions foreign thereto, registered trademarks, registered service marks, trademark and service mark applications, unregistered or common law trademarks and service marks, registered trade names and unregistered or common law trade names, corporate names, fictitious names, trade dress, logos, slogans, and indicia of origin, together with all translations, adaptations, derivations, combinations and renewals thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor has executed this Exchange/Subscription Agreement as of the date first written above.

Legal Name of Executing Investor:

By
Name:
Title:
Legal Name:

[Signature Page to Exchange/Subscription Agreement]

ACCEPTED AND AGREED:

Brookdale Senior Living Inc.

By
Name:
Title:

[Signature Page to Exchange/Subscription Agreement]